UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11075 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01 Entry into a Material Definitive Agreement

On February 8, 2018, Tandem Diabetes Care, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering, issuance and sale by the Company of 30,000,000 shares of the Company’s common stock, par value $0.001 per share, at the public offering price of $2.00, less underwriting discounts, pursuant to an effective registration statement on Form S-1 (File No. 333-222553) and an effective registration statement on Form S-1 (File No. 333-222939), each filed with the Securities and Exchange Commission.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to 4,500,000 additional shares of the Company’s common stock at the public offering price, less underwriting discounts.

The Company expects to receive net proceeds from the offering of approximately $56.1 million, or approximately $64.5 million if the Underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for working capital and other general corporate purposes.

The offering is expected to close on or about February 13, 2018, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, termination provisions, and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, or the Securities Act.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a form of which is filed as Exhibit 1.1 to the registration statement on Form S-1 (File No. 333-222553) and is incorporated herein by reference.

Item 8.01Other Events

On February 9, 2018, the Company issued a press release announcing the pricing of the public offering. The press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated February 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
Executive Vice President, General Counsel and Secretary

Date:  February 9, 2018